Exhibit 5.1

April 10, 2026

NeOnc Technologies Holdings, Inc.

23975 Park Sorrento, Suite 205

Calabasas, California 91302

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offer, issuance and sale from time to time of shares (the “Shares”) of common stock, $0.0001 par value per share of the Company (the “Common Stock”), having an aggregate offering price of up to $75,000,000 pursuant to the Equity Distribution Agreement (the “Agreement”), dated as of April 10, 2026, by and among the Company and BTIG, LLC and A.G.P./Alliance Global Partners, as the placement agents (the “Placement Agents”). The Shares are included in a Registration Statement on Form S-3 (Registration No. 333-294845) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2026 and declared effective on April 9, 2026 (the “Registration Statement”), and we understand that the Shares are to be offered and sold in the manner described in the base prospectus, dated April 9, 2026 (the “Base Prospectus”) and the prospectus supplement dated April 10, 2026 (collectively, with the Base Prospectus, the “Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with our opinion, we have examined (i) the Registration Statement, including the exhibits thereto, (ii) the Prospectus, (iii) the Agreement, (iv) the Company’s Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), (v) the Company’s Amended and Restated Bylaws, as amended, and (vi) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Shares, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. We have also assumed that after the issuance of any securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock available for issuance under the Certificate of Incorporation as then in effect.

As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that the Shares, when issued by the Company against payment therefor in the circumstances contemplated by the Prospectus, will have been duly authorized for issuance by all necessary corporate action by the Company, and will be validly issued, fully paid and non-assessable.

695 Town Center Drive, 14th Floor, Costa Mesa, CA 92626 Telephone: 714.371.2500 Fax: 714.371.2550

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Sacramento | San Francisco |

Silicon Valley | Washington, D.C.

NeOnc Technologies Holdings, Inc.

April 10, 2026

The foregoing opinion is limited to the General Corporate Law of the State of Delaware, and we express no opinion herein as to any other statues, rules or regulations.

The opinion expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinion herein is limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinion expressly set forth in this opinion letter.

We hereby consent to the inclusion of this opinion to the Company’s Current Report on Form 8-K, dated April 10, 2026, which is incorporated by reference in the Prospectus, and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement and Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

/s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP